UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THE ALKALINE WATER COMPANY INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	99-0367049 (I.R.S. Employer Identification No.)

14646 N. Kierland Blvd., Suite 255, Scottsdale, Arizona (Address of principal executive offices)	85254 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  [   ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [   ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-209124

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, par value $0.001 per share, (the “Common Stock”) of The Alkaline Water Company Inc. (the “Registrant”).

The information required by this Item 1 is incorporated herein by reference to the information set forth under the caption “Description of Securities” in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-209124) as originally filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on November 24, 2017. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.  Exhibits

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
THE ALKALINE WATER COMPANY INC.

By: /s/ Richard A. Wright
      Richard A. Wright
      President and Chief Executive Officer

Date:  December 4, 2018

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